UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2009 (December 18, 2009)

Industrial Income Trust Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-159445	27-0477259
(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2009, Industrial Income Trust Inc. (the “Company”) entered into a dealer manager agreement, dated December 18, 2009 (the “Dealer Manger Agreement”), with Industrial Income Advisors LLC (the “Advisor”) and Dividend Capital Securities LLC (“DCS”). DCS and the Advisor are affiliates of Industrial Income Advisors Group LLC, the Company’s sponsor, and DCS will serve as dealer manager for the Company’s “best efforts” offering of up to $2,000,000,000 in shares of common stock (the “Offering”), including $500,000,000 of shares offered under the Company’s distribution reinvestment plan, with respect to which the Company filed a Registration Statement on Form S-11 (Reg. No. 333-159445) with the Securities and Exchange Commission (the “SEC”). The SEC declared the registration statement relating to the Offering effective on December 18, 2009.

Under the Dealer Manager Agreement, the Company has agreed, subject to the reduction of the sales commission in certain circumstances, to pay the Dealer Manager a sales commission of up to 7.0% of the gross proceeds raised from the sale of shares in the primary offering, all of which may be reallowed to participating broker dealers who are members of FINRA. In addition, the Dealer Manager Agreement provides that the Company will pay DCS a Dealer Manager fee of 2.5% of the gross offering proceeds raised from the sale of shares in the primary offering for managing and coordinating the Offering, working with participating broker dealers and providing sales and marketing assistance, part of which may be reallowed to participating broker dealers. The Company will not pay a sales commission or a Dealer Manager fee on shares purchased pursuant to the Company’s distribution reinvestment plan.

Under the Dealer Manager Agreement, the Advisor also will pay up to 0.5% of the gross offering proceeds raised from the sale of shares in the primary offering to reimburse the Dealer Manager and participating broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of the Offering and as a marketing support fee. From the 0.5% non-accountable expense reimbursement or the 2.5% Dealer Manager fee paid to the Dealer Manager, the Dealer Manager, in its sole discretion, may approve the payment of a marketing support fee to participating broker dealers based upon consideration of prior or projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker dealer in the past and the level of marketing support to be provided in the Offering. The Company and DCS have agreed that sales commissions may be reduced for volume discounts and sales commissions and the Dealer Manger fee may be reduced or waived under certain other circumstances. To the extent that shares are sold in the primary offering with a reduced commission as a result of a volume or other discount, the Advisor may reimburse the Dealer Manager’s and participating broker dealers’ other expenses related to the distribution of the offering in excess of the 0.5% payment, without recourse against or reimbursement by the Company, so long as the total amount of reimbursement of non-accountable expenses of the Dealer Manager and participating broker dealers does not exceed 3.0% of gross offering proceeds raised from the sale of shares in the primary offering and the aggregate of all compensation payable to FINRA members participating in the Offering does not exceed 10% of gross offering proceeds raised from the sale of shares in the primary offering.

Pursuant to the Dealer Manager Agreement, the Company has agreed to indemnify the Dealer Manager and participating broker dealers and the Dealer Manager and participating broker dealers have agreed to severally indemnify the Company, its officers and its directors against certain damages, claims and liabilities in connection with the Offering, including those arising under the Securities Act of 1933, as amended. The Dealer Manager Agreement may be terminated by any party on 60 days’ written notice.

The information set forth above with respect to the Dealer Manager Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Dealer Manager Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1    Dealer Manager Agreement among Industrial Income Trust Inc., Industrial Income Advisors LLC and Dividend Capital Securities LLC, dated December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

December 24, 2009	By:	/s/ EVAN H. ZUCKER
	Name:	Evan H. Zucker
	Title:	President

Exhibit Index

Exhibit No.	Description

1.1	Dealer Manager Agreement among Industrial Income Trust Inc., Industrial Income Advisors LLC and Dividend Capital Securities LLC, dated December 18, 2009.